UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31311 (Commission File Number)	25-1701361 (I.R.S. Employer Identification No.)
2858 De La Cruz Boulevard Santa Clara, CA 95050 (Address of principal executive offices, with zip code)

(408) 280-7900 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00015 per share	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On July 29, 2020, PDF Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Advantest America, Inc., a wholly owned subsidiary of Advantest Corporation (the “Investor”).

Pursuant to the Purchase Agreement, the Company agreed to issue and sell an aggregate of 3,306,924 shares of its common stock, par value $0.00015 per share (the “Shares”), at a purchase price equal to $19.7805 per share to the Investor for aggregate gross proceeds of $65.2 million (the “Offering”). The closing of the Offering occurred on July 30, 2020. Prior to the expiration of the lock-up period described below, upon the occurrence of certain events, the Shares are subject to repurchase at the option of the Company in its sole option at a purchase price equal to the greater of: (i) the average of the daily volume-weighted average sales price per share of the Company’s common stock on the Nasdaq Global Market, as such daily volume-weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the ten (10) consecutive trading days ending on and including the trading day immediately preceding the repurchase date or (ii) the closing price per share of the Company’s common stock on the Nasdaq Global Market on the trading day immediately preceding such date (the “Repurchase Price”).

All of the Shares were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(a)(2) as a transaction with an accredited investor not involving a public offering.

Stockholder Agreement

In connection with the Offering, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with the Investor on July 30, 2020. Pursuant to the Stockholder Agreement, the Investor agreed that the Shares will be subject to a five-year lock-up period and the Investor will be subject to a five-year standstill period, in each case, from the closing of the Offering; provided however the lock-up period and standstill period shall terminate upon the first to occur of any of the following events: (i) if two or more directors are elected against the recommendation of the Board of Directors of the Company (the “Board”) or in settlement with an activist stockholder, (ii) Amendment #1 to SLA (defined below) is terminated due to a breach by the Company, or (iii) certain actions or events related to change of control transactions (collectively, the “Termination Events”). Notwithstanding the foregoing, the Investor shall be permitted to sell, transfer or dispose of the Shares at any time to an affiliate of the Investor or in order to maintain the Investor’s equivalent percentage beneficial ownership at 9.9% of the Company’s outstanding shares of Common Stock. Following the earlier of the expiration of the lock-up period or a Termination Event, for so long as the Shares constitute at least 2.00% of the Company’s outstanding shares of common stock, if the Investor proposes to sell, transfer or dispose of any Shares, the Investor shall first notify the Company of the number of Shares to be sold, and the Company shall have an option to repurchase all of such Shares to be sold at a purchase price equal to the Repurchase Price as of such date.

Pursuant to the Stockholder Agreement, for so long as a Termination Event has not occurred, the Investor agreed to vote the Shares in the manner recommended by the Board as reflected in any Company proxy or information statement in connection with such vote (unless the Company consents in writing), except that the Investor may vote in its sole discretion on matters of: (i) the issuance of Company securities subject to Nasdaq Rule 5635(b), (ii) the approval of any merger, consolidation, or amalgamation (or similar business combination) of the Company, (iii) an amendment of the Company’s Certificate of Incorporation that would disproportionately and adversely affect the Investor, or (iv) any voluntary or involuntary bankruptcy, dissolution, insolvency, reorganization, rehabilitation or similar event of the Company.

Amendment #1 to Software License & Related Services Agreement

On July 29, 2020, the Company entered into Amendment #1 to that certain Software License and Related Services Agreement, dated as of March 25, 2020 (“Amendment #1 to SLA”) with the Investor. Amendment #1 to SLA provides for an exclusive commercial arrangement in which the Company and the Investor will collaborate on, and the Company will initially host, develop and maintain, an Advantest-specific cloud layer on the Exensio platform. Amendment #1 to SLA provides for a renewable five-year cloud-based subscription by the Investor to the Company’s Exensio analytics platform and related services to be provided by the Company for an aggregate subscription price of over $50 million over the initial five-year term, subject to the achievement of certain milestones and the Company’s standard warranty and service level commitments.

Development Agreement

On July 29, 2020, the Company also entered into a multi-year Amended and Restated Master Development Agreement (the “Development Agreement”) with the Investor, pursuant to which the Company and the Investor agreed to collaborate on extensions to or combinations of both of their existing technology and new technology to address mutual customers' needs (the “Integrated Products”) through one or more development phases subject to certain conditions as set forth therein. Except as may be separately set forth in a statement of work, each party will bear its own costs and expenses incurred in connection with its development thereunder. Either party may terminate the Development Agreement or any statement of work thereunder at any time upon thirty (30) days’ prior written notice.

Commercial Agreement

On July 29, 2020, the Company also entered into a multi-year Master Commercial Terms and Support Services Agreement (the “Commercial Agreement”) with the Investor. Pursuant to the Commercial Agreement, the Company and the Investor agreed to (i) commercialize and sell Integrated Products that are generated from the Development Agreement according to revenue sharing for each Integrated Product as generally set forth in the Commercial Agreement and Integrated-Product specific revenue sharing and other terms agreed by the parties from time to time in addenda entered into thereunder; and (ii) provide technical services to support end customers’ use of the Integrated Products according to agreed-upon technical support sharing principles as set forth in the Commercial Agreement. Either party may terminate the Commercial Agreement at any time upon ninety (90) days’ prior written notice. Notwithstanding the foregoing, each party agreed to provide continuing technical support services for Integrated Products sold prior to termination as generally set forth in the Commercial Agreement.

A joint press release announcing the Offering, Amendment #1 to SLA, the Development Agreement and the Commercial Agreement was issued on July 30, 2020, a copy of which is attached hereto as Exhibit 99.1.

The foregoing summaries of the Purchase Agreement, the Stockholder Agreement, Amendment #1 to SLA, the Development Agreement and the Commercial Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Stockholder Agreement, Amendment #1 to SLA, the Development Agreement and the Commercial Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.

By:/s/ Adnan Raza
Name: Adnan Raza
Date: July 30, 2020	Title: EVP, Finance, and Chief Financial Officer

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